August 1, 2011

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control



RE	American
Depositary Shares
evidenced by The American
Depositary Receipt of
KDDI Corporation
    F6 file number  333154164



Ladies and Gentlemen

Pursuant to Rule 424b3 under
the
Securities Act of 1933, as
amended,
on behalf of The Bank of New
York Mellon, as Depositary
for
securities against which
American
Depositary Receipts are to be
issued, we attach a copy of
the new
prospectus Prospectus
reflecting the
change in ratio from 100 ADSs
1
Ordinary Share to 400 ADSs  1
Ordinary Share and the
removal of
the Par Value.

As required by Rule 424e, the
upper
right hand corner of the
Prospectus
cover page has a reference to
Rule
424b3 and to the file number
of the
registration statement to
which the
Prospectus relates.

Pursuant to Section III B of
the
General Instructions to the
Form F6
Registration Statement, the
Prospectus consists of the
ADR
certificate for KDDI
Corporation.

The Prospectus has been
revised to
reflect the removal of the
Par Value
and to reflect the new ratio
One 1 American Depositary
Share
represents OneFourth
Hundredth
1400 of One Share
Please contact me with any
questions
or comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR
Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate
Finance






Depositary Receipts
101 Barclay Street, 22nd
Floor West, New
York 10286